                                                                     EXHIBIT 3.3

                 RESTATED AND AMENDED ARTICLES OF INCORPORATION
                     OF CAP ROCK ELECTRIC COOPERATIVE, INC.

      Cap Rock Electric Cooperative, Inc., pursuant to the provisions of Section 26 of Article 1528b, Vernon's Annotated Civil Statutes of the State of Texas, as amended (Electric Cooperative Corporation Act), the undersigned Corporation adopts these Restated Articles of Incorporation which accurately copy the Articles of Incorporation and all amendments in effect to date. The Articles of Incorporation, as restated and amended by these Restated Articles of Incorporation, are set forth below and contain no other changes in any provision.

                                    ARTICLE I

       The name of the Corporation is CAP ROCK ELECTRIC COOPERATIVE, INC.

                                   ARTICLE II

      The following Amendments to the Articles of Incorporation were adopted by the members of the Corporation on July 6, 1995, at a meeting attended by not less than five percent (5%) of the Cooperative's members:

      Article IV of the Articles of Incorporation is hereby amended to read as follows:

                               NUMBER OF DIRECTORS

      The total number of directors to be elected in any twelve (12) consecutive months at all official Meetings of Members shall be not more than one-third (1/3) of the total number of Directors currently serving on the Board of Directors, plus one.

      Article VIII of the Articles of Incorporation is hereby amended to read as follows:

                             DISPOSITION OF PROPERTY

      Section 1. Except as provided in Section 2 of this Article VIII, the Corporation may not sell, mortgage, lease as Lessor, lease-sell, or otherwise dispose of or encumber any of its property other than:

      (a) property which in the judgment of the Board of Directors neither is nor will be necessary or useful in operating and maintaining the Corporation's system and facilities; provided, however, that all sales of such property shall not in any one (l) year exceed in value twenty per centum

            (20%) of the value of all of the property of the Corporation;

      (b)   services of all kinds, including electric energy; and

      (c)   personal property acquired for resale;

unless such sale, mortgage, lease, lease-sale or other disposition or encumbrance is authorized by the affirmative vote of at least two-thirds (2/3) of the total members of the Corporation at a meeting at which a quorum of not less than one-third (1/3) of the total members are present in person or represented by proxy, if such voting is provided for in accordance with the Bylaws, and the notice of such proposed transaction shall have been contained in the notice of the meeting; PROVIDED HOWEVER, that notwithstanding anything herein contained, the Board of Directors, without further authorization by the members, shall have full power and authority to borrow money from the United States of America, or any agency or instrumentality thereof, or from any national financing institution organized on a cooperative plan for the purpose of financing its member's programs, projects and undertakings and in which the Corporation holds membership, or from any other financing or lending institution of any kind whatsoever, without limitation, including but not limited to Banks, Insurance Companies, Leasing Companies, Bond Companies, and Investment Banking Firms, and in connection with such borrowing to authorize the making and issuance of bonds, notes or other evidences of indebtedness and, after indebtedness, or to authorize the Corporation to use alternative methods of financing such as sale-leaseback agreements, private placement borrowing, stock sales or other types of financing arrangements and, to secure the payment thereof, to authorize the execution and delivery of a mortgage or mortgages or a deed of deeds of trust upon, or the pledging or encumberancing of any or all of the property, assets, rights, privileges, licenses, franchises and permits of the Corporation, wherever situated and whether acquired or to be acquired, all upon such terms and conditions as the Board of Directors shall determine.

      Section 2. If such a sale, mortgage, lease as Lessor, lease-sale, exchange, merger, consolidation, combination or other disposition is solely to one or more electric cooperatives organized by the board of directors of this Corporation and operating under the Texas Electric Cooperative
Corporation Act or to any corporation organized by the board of directors of this Corporation or for the purpose of becoming a successor to this Corporation or its assignee, transferee, mortgagee, or grantee, or to any other corporation or entity if the Board of Directors has voted in favor of such sale, mortgage, lease as Lessor, lease-sale, exchange, merger, consolidation, combination or other disposition and such sale is therefore not a "hostile" sale, the provisions of this Article VIII, Sections l and 3, shall not apply. If such sale, mortgage, lease, lease-sale, or other disposition or encumbrance is solely to one or more other electric cooperatives, other than one organized by the Corporation's board of directors as described above, organized and operating under the Texas Electric Cooperative Corporation Act, or if the proposal is to consolidate the Corporation with one or more other electric cooperatives pursuant to Section 27 of Article 1528(b) of that Act, the quorum requirement for the member meeting at which such proposed transaction is to be considered and acted upon shall be as established by Article IX of these Articles of Incorporation, and the number of percentage of the Cooperative's members who must affirmatively vote for the transaction in order to authorize it shall be as provided in the Corporation's Bylaws or in that Act.

      Section 3. Neither this Section 3 of Article VIII nor the requirements in Section l of this Article for a quorum of not less than one-third (1/3) of the total members are present in person or represented by proxy, if such voting is provided for in accordance with the Bylaws, and for an affirmative vote of at least two-thirds (2/3) of the Corporation's total members in order to approve the proposed transaction may be amended except at a member meeting at which at least a like quorum is present in person and at least a like number of affirmative votes is cast in favor of such amendment.

      Article IX of the Articles of Incorporation is hereby amended to read as follows:

                                     QUORUM

      Except as provided in Article VIII of these Articles of Incorporation, business may not be transacted at any meeting of the members unless there are present in person or represented by proxy, if such voting is provided for in accordance with the Bylaws, twenty percent (20%) of the Cooperative's members which amount shall constitute a quorum. If less than a quorum is present at any meeting, a majority of those present in person or represented by proxy, if such voting is provided for in accordance with the Bylaws, may adjourn the meeting from time to time without further notice.

                                   ARTICLE III

      The number of members of the corporation present in person at the time of the adoption of the foregoing amendments to the Articles of Incorporation was
510. The number of members represented by proxy at the time of such adoption was 3,333. There were 3,285 votes by proxy for the amendments representing 99.67% of all proxies voted and a majority of those persons present, in person, voting for the amendments.

                                   ARTICLE IV

      Each statement made by these Restated Article of Incorporation has been effected in conformity with the provisions of Article 1528b of Vernon's Annotated Civil Statutes of the State of Texas, as amended. Each amendment contained in these Restated Articles of Incorporation was adopted by the members of the corporation on July 6, 1995.

                                    ARTICLE V

      The Articles of Incorporation and all amendments and supplements to them are superseded by the following Restated Articles of Incorporation, which accurately copy the entire text as well as incorporate the amendments set forth above:

                            ARTICLES OF INCORPORATION
                                       OF
                       CAP ROCK ELECTRIC COOPERATIVE, INC.


STATE OF TEXAS                )
                              )
COUNTY OF HOWARD              )

KNOW ALL MEN BY THESE PRESENTS:

      We, the undersigned, being natural persons of the age of twenty-one years or more and citizens and residents of the State of Texas, for the purpose of forming a corporation under the "Electric Cooperative Corporation Act" of the State of Texas, do hereby adopt the following Articles of Incorporation:

                                    ARTICLE I

                                      NAME

      The name of the Corporation is Cap Rock Electric Cooperative, Inc.

                                   ARTICLE II

                           PURPOSES, RIGHTS AND POWERS

      The purposes for which the Corporation is organized are all of those purposes set forth in Section 3 of Article 1528b, Vernon's Annotated Civil Statutes of the State of Texas, as amended or as may hereafter be amended, and to have and to exercise all rights and powers that are now or may hereafter be granted to an electric cooperative corporation by law.

                                   ARTICLE III

                             ORIGINAL INCORPORATORS

      The names and addresses of the original incorporators who served as Directors and managed the affairs of the Corporation until its first annual meeting of the members, or until their successors were elected and qualified, were as follows:

      Glenn Cantrell          Big Spring, Texas
      Miss Arah Phillips      Big Spring, Texas
      Reece Adams             Knott, Texas
      Mrs. Lee Castle         Rt. 1, Ackerly, Texas
      Mrs. W.L. Clements      Starr Rt., Stanton, Texas
      H. W. Deavenport        Lenorah, Texas
      J. A. Jones             Tarzan, Texas
      C. F. Gray              Stanton, Texas
      Riggs Shepperd          Stanton, Texas

                                   ARTICLE IV

                               NUMBER OF DIRECTORS

      The total number of directors to be elected in any twelve (12) consecutive months at all official Meetings of Members shall be not more than one-third (1/3) of the total number of Directors currently serving on the Board of Directors, plus one.

                                    ARTICLE V

                      PRINCIPAL OFFICE AND REGISTERED AGENT

      The address of the principal offices of the corporation shall be 500 W. Wall, Suite 400, Midland, Midland County, Texas, 79701, and the name and address of its agent upon whom process may be served is David W. Pruitt of the same business address.

                                   ARTICLE VI

                                    DURATION

      The duration of the Corporation shall be perpetual.

                                   ARTICLE VII

                                   MEMBERSHIP

      The terms and conditions upon which person shall be admitted to and retain membership in the Corporation shall be reserved to the Directors as determined by the Bylaws.

                                  ARTICLE VIII

                             DISPOSITION OF PROPERTY

      Section 1. Except as provided in Section 2 of this Article VIII, the Corporation may not sell, mortgage, lease as Lessor, lease-sell, or otherwise dispose of or encumber any of its property other than:

      (a) property which in the judgment of the Board of Directors neither is nor will be necessary or useful in operating and maintaining the Corporation's system and facilities; provided, however, that all sales of such property shall not in any one (l) year exceed in value twenty per centum (20%) of the value of all of the property of the Corporation;

      (b)   services of all kinds, including electric energy; and

      (c)   personal property acquired for resale;

unless such sale, mortgage, lease, lease-sale or other disposition or encumbrance is authorized by the affirmative vote of at least two-thirds (2/3) of the total members of the Corporation at a meeting at which a quorum of not less than one-third (1/3) of the total members are present in person or represented by proxy, it such voting is provided for in accordance with the Bylaws, and the notice of such proposed transaction shall have been contained in the notice of the meeting; PROVIDED HOWEVER, that notwithstanding anything herein contained, the Board of Directors, without further authorization by the members, shall have full power and authority to borrow money from the United States of America, or any agency or instrumentality thereof, or from any national financing institution organized on a cooperative plan for the purpose of financing its member's programs, projects and undertakings and in which the Corporation holds membership, or from any other financing or lending institution of any kind whatsoever, without limitation, including but not limited to Banks, Insurance Companies, Leasing Companies, Bond Companies, and Investment Banking Firms, and in connection with such borrowing to authorize the making and issuance of bonds, notes or other evidences of indebtedness and, after indebtedness, or to authorize the Corporation to use alternative methods of financing such as sale-leaseback agreements, private placement borrowing, stock sales or other types of financing arrangements and, to secure the payment thereof, to authorize the execution and delivery of a mortgage or mortgages or a deed of deeds of trust upon, or the pledging or encumberancing of any or all of the property, assets, rights, privileges, licenses, franchises and permits of the Corporation, wherever situated and whether acquired or to be acquired, all upon such terms and conditions as the Board of Directors shall determine.

      Section 2. If such a sale, mortgage, lease as Lessor, lease-sale, exchange, merger, consolidation, combination or other disposition is solely to one or more electric cooperatives organized by the board of directors of this Corporation and operating under the Texas Electric Cooperative Corporation Act or to any corporation organized by the board of directors of this Corporation or for the purpose of becoming a successor to this Corporation or its assignee, transferee, mortgagee, or grantee, or to any other corporation or entity if the Board of Directors has voted in favor of such sale, mortgage, lease as Lessor, lease-sale, exchange, merger, consolidation, combination or other disposition and such sale is therefore not a "hostile" sale, the provisions of this Article VIII, Sections l and 3, shall not apply. If such sale, mortgage, lease, lease-sale, or other disposition or encumbrance is solely to one or more other electric cooperatives, other than one organized by the Corporation's board of directors as described above, organized and operating under the Texas Electric Cooperative Corporation Act, or if the proposal is to consolidate the Corporation with one or more other electric cooperatives pursuant to Section 27 of Article 1528(b) of that Act, the quorum requirement for the member meeting at which such proposed transaction is to be considered and acted upon shall be as established by Article IX of these Articles of Incorporation, and the number of percentage of the Cooperative's members who must affirmatively vote for the transaction in order to authorize it shall be as provided in the Corporation's Bylaws or in that Act.

      Section 3. Neither this Section 3 of Article VIII nor the requirements in Section l of this Article for a quorum of not less than one-third (1/3) of the total members are present in person or represented by proxy, if such voting is provided for in accordance with the Bylaws, and for an affirmative vote of at least two-thirds (2/3) of the Corporation's total members in order to approve the proposed transaction may be amended except at a member meeting at which at least a like quorum is present in person and at least a like number of affirmative votes is cast in favor of such amendment.

                                   ARTICLE IX

                                     QUORUM

      Except as provided in Article VIII of these Articles of Incorporation, business may not be transacted at any meeting of the members unless there are present in person or represented by proxy, if such voting is provided for in accordance with the Bylaws, twenty percent (20%) of the Cooperative's members which amount shall constitute a quorum. If less than a quorum is present at any meeting, a majority of those present in person or represented by proxy, if such voting is provided for in accordance with the

Bylaws, may adjourn the meeting from time to time without further notice.

                                    ARTICLE X

                                BYLAWS AMENDMENTS

      The Bylaws of the Corporation may be altered, amended, or repealed by the Board of Directors in such manner as is provided in the Bylaws.

                                   ARTICLE XI

                               DIRECTOR LIABILITY

      Section 1. Directors of the Corporation shall not be liable to the Corporation or its members for monetary damages for an act or omission in the Director's capacity as a Director except that this Article does not eliminate or limit the liability of a Director for:

      (1) a breach of a Director's duty of loyalty to the Corporation or its shareholders or members;

      (2) an act or omission not in good faith or that involves intentional misconduct or a knowing violation of the law;

      (3) a transaction from which a Director received an improper benefit, whether or not the benefit resulted from an action taken within the scope of the Director's office;

      (4) an act or omission for which the liability or a Director is expressly provided for by statute; or

      (5) an act related to an unlawful stock repurchase or payment of a dividend.

      Section 2. This Article XI applies only to an act or omission occurring on or after August 31, 1987.

      To certify which, and to certify to the lawful adoption of the above amendments approved by the members on July 6, 1995, CAP ROCK ELECTRIC COOPERATIVE, INC., has caused the Restated Articles of Incorporation to be signed by the Chairman of the Board of Directors and caused the same to be attested and its corporate seal to be affixed by its Secretary, both of them being thereto duly authorized, this 22nd day of August, 1995.

                                    Cap Rock Electric Cooperative, Inc.


                                    By:/s/ Russell E. Jones
                                       -------------------------------------
                                       Russell E. Jones
                                       Chairman of the Board of Directors


ATTEST:

/s/ Alfred J. Schwartz
---------------------------------
Alfred J. Schwartz, Secretary

                    STATEMENT OF CHANGE OF REGISTERED OFFICE

      1. The name of the corporation is Cap Rock Electric Cooperative, Inc.

      2. The address, including street and number of its present registered office as shown in the records of the Secretary of the State of Texas prior to filing this statement is West Highway 80, Stanton, Martin County, Texas.

      3. The address, including street and number, to which its registered office is to be changed is 500 W. Wall, Suite 400, Midland County, Texas, 79701.

      4. The name of its present registered agent, as shown in the records of the Secretary of the State of Texas, prior to filing this statement is David W. Pruitt.

      5. The name of its new registered agent is "no change".

      6. The address of its registered office and the address of the business office of its registered agent, as changed, will be identical.

      7. Such change was authorized by its Board of Directors.



                                   /s/ David W. Pruitt
                                   ---------------------------------
                                   David W. Pruitt, President/CEO


STATE OF TEXAS

COUNTY OF MIDLAND

      Before me, a notary public, on this day personally appeared David W. Pruitt, known to me to be the person whose name is subscribed to the foregoing document and, being by me first duly sworn, declared that the statements therein contained are true and correct.

      Given under my hand and seal of office this 22nd day of August A.D., 1995.


                                   /s/ Ronald W. Lyon
                                   -----------------------------
                                   Notary Public
                                   State of Texas


[NOTARY SEAL}

                                  [TEXAS SEAL]

                               The State of Texas
                               Secretary of State

                            CERTIFICATE OF AMENDMENT

                                       FOR

                           CAP ROCK ENERGY CORPORATION
                             CHARTER NUMBER 01515400

      THE UNDERSIGNED, AS SECRETARY OF STATE OF THE STATE OF TEXAS, HEREBY CERTIFIES THAT THE ATTACHED ARTICLES OF AMENDMENT FOR THE ABOVE NAMED ENTITY HAVE BEEN RECEIVED IN THIS OFFICE AND ARE FOUND TO CONFORM TO LAW.

      ACCORDINGLY THE UNDERSIGNED, AS SECRETARY OF STATE, AND BY VIRTUE OF THE AUTHORITY VESTED IN THE SECRETARY BY LAW, HEREBY ISSUES THIS CERTIFICATE OF AMENDMENT.


DATED MAR. 14, 2000
EFFECTIVE MAR. 14, 2000



[TEXAS SEAL]                                  /s/ Elton Bomer
                                              --------------------------------
                                              Elton Bomer, Secretary of State

                                  [TEXAS SEAL]

                               The State of Texas
                               Secretary of State
                                 MAR. 14, 2000

LAW OFFICES OF RONALD W. LYON: L. MELSON
115 S. TRAVIS STREET
SHERMAN, TX  75090


RE:
CAP ROCK ENERGY CORPORATION
CHARTER NUMBER 01515400-00



IT HAS BEEN OUR PLEASURE TO APPROVE AND PLACE ON RECORD YOUR ARTICLES OF AMENDMENT.

THE APPROPRIATE EVIDENCE IS ATTACHED FOR YOUR FILES AND THE ORIGINAL HAS BEEN FILED IN THIS OFFICE.

PAYMENT OF THE FILING FEE IS ACKNOWLEDGED BY THIS LETTER.

IF WE CAN BE OF FURTHER SERVICE AT ANY TIME, PLEASE LET US KNOW.



[TEXAS SEAL]                                  /s/ Elton Bomer
                                              --------------------------------
                                              Elton Bomer, Secretary of State

                              ARTICLES OF AMENDMENT
                                     TO THE
                            ARTICLES OF INCORPORATION
                                       OF
                           CAP ROCK ENERGY CORPORATION

      Pursuant to the provisions of Article 4.04 of the Texas Business Corporation Act, the undersigned corporation adopts the following Articles of Amendment to its Articles of Incorporation which amends Article Four thereof to provide limits on the voting rights with respect to the shares of authorized capital stock of the corporation.

                                    ARTICLE I

           The name of the corporation is Cap Rock Energy Corporation.

                                   ARTICLE II

      Article Four of the Articles of Incorporation of the corporation is hereby amended and restated to read as follows:

                                  ARTICLE FOUR
                                     Capital

      The aggregate number of shares of capital stock that the corporation shall have authority to issue is 50,000,000. All such shares shall (i) be designated as "Common Stock': (ii) be of the par value of one cent (5.01) per share; (iii) he of the same class: (iv) entitle the record holder thereof to one vote per share. with the exception that the voting rights with respect to each share of Common Stock of the corporation held by a shareholder (including any "Affiliate" of a shareholder) in excess often percent (10%) of the outstanding Common Stock of the corporation shall be limited to one-one hundredth (1/100th) per share; and (v) have all of the other rights, privileges and limitations provided to shares of Common Stock of a corporation under the Texas Business Corporation Act, as amended from time to time. As used herein, (a) the term "Affiliate", as it relates to a shareholder, shall mean any person that directly, or indirectly through one or more intermediaries, controls, or is controlled by, or is under common control with, the shareholder; (b) the term "control" (including the terms "controlled by" and "under common control with") means the possession, direct or indirect, of the power to direct or cause the direction of the management and policies of another person, whether through the ownership of voting securities, by contract or otherwise; and (c) for purposes of this

Article Four, ownership, direct or indirect, often percent (10%) of more of the voting securities, partnership interests, or other voting interests in another person shall be deemed to constitute control of such person.

                                   ARTICLE III

      The amendment to the Articles of Incorporation of the corporation set forth above was adopted by the sole shareholder of the corporation on February 21, 2000 but is effective as of January 1, 1999.

                                   ARTICLE IV

      The number of shares of the corporation outstanding at the time of the adoption of the amendment to the Articles of Incorporation of the corporation set forth above was 1,000, and the number of shares entitled to vote on the amendment was 1,000.

                                    ARTICLE V

      The holder of all of the shares outstanding and entitled to vote on the amendment to the Articles of Incorporation of the corporation set forth above has signed a written consent adopting the amendment.

                                   ARTICLE VI

      The amendment to the Articles of Incorporation of the corporation set forth above does not effect a change in the amount of stated capital of the corporation.


                                            CAP ROCK ENERGY CORPORATION


                                            /s/ David W. Pruitt
                                            -----------------------------
                                            David W. Pruitt, President

                                  [TEXAS SEAL]

                               The State of Texas
                               Secretary of State
                                 DEC. 10, 1998


RONNIE LYON
4520 TEXOMA PARKWAY STE L-1
SHERMAN, TX

RE:
CAP ROCK ENERGY CORPORATION

CHARTER NUMBER 01515400-00



IT HAS BEEN OUR PLEASURE TO APPROVE AND PLACE ON RECORD THE ARTICLES OF INCORPORATION THAT CREATED YOUR CORPORATION. WE EXTEND OUR BEST WISHES FOR SUCCESS IN YOUR NEW VENTURE.

AS A CORPORATION, YOU ARE SUBJECT TO STATE TAX LAWS. SOME NON-PROFIT CORPORATIONS ARE EXEMPT FROM THE PAYMENT OF FRANCHISE TAXES AND MAY ALSO BE EXEMPT FROM THE PAYMENT OF SALES AND USE TAX ON THE PURCHASE OF TAXABLE ITEMS. IF YOU FEEL THAT UNDER THE LAW YOUR CORPORATION IS ENTITLED TO BE EXEMPT YOU MUST APPLY TO THE COMPTROLLER OF PUBLIC ACCOUNTS FOR THE EXEMPTION. THE SECRETARY OF STATE CANNOT MAKE SUCH DETERMINATION FOR YOUR CORPORATION.

IF WE CAN BE OF FURTHER SERVICE AT ANY TIME, PLEASE LET US KNOW.






[TEXAS SEAL]                            VERY TRULY YOURS,

                                        /s/ Alberto R. Gonzales
                                        ---------------------------------------
                                        Alberto R. Gonzales, Secretary of State

                                  [TEXAS SEAL]

                               The State of Texas
                               Secretary of State


                          CERTIFICATE OF INCORPORATION

                                       OF

                           CAP ROCK ENERGY CORPORATION
                             CHARTER NUMBER 01515400



      THE UNDERSIGNED, AS SECRETARY OF STATE OF THE STATE OF TEXAS, HEREBY CERTIFIES THAT THE ATTACHED ARTICLES OF INCORPORATION FOR THE ABOVE NAMED CORPORATION HAVE BEEN RECEIVED IN THIS OFFICE AND ARE FOUND TO CONFORM TO LAW.

      ACCORDINGLY, THE UNDERSIGNED, AS SECRETARY OF STATE, AND BY VIRTUE OF THE AUTHORITY VESTED IN THE SECRETARY BY LAW, HEREBY ISSUES THIS CERTIFICATE OF INCORPORATION.

      ISSUANCE OF THIS CERTIFICATE OF INCORPORATION DOES NOT AUTHORIZE THE USE OF A CORPORATE NAME IN THIS STATE IN VIOLATION OF THE RIGHTS OF ANOTHER UNDER THE FEDERAL TRADEMARK ACT OF 1946, THE TEXAS TRADEMARK LAW, THE ASSUMED BUSINESS OR PROFESSIONAL NAME ACT OR THE COMMON LAW.

DATED DEC.  10, 1998

EFFECTIVE DEC.  10, 1998



[TEXAS SEAL]                  /s/ Alberto R. Gonzales
                              ---------------------------------------
                              Alberto R. Gonzales, Secretary of State

                            ARTICLES OF INCORPORATION
                                       OF
                           CAP ROCK ENERGY CORPORATION

      I, the undersigned natural person of the age of eighteen (18) years or more, acting as incorporator of a corporation under the Texas Business Corporation Act, do hereby adopt the following Articles of Incorporation for such corporation.

                                   ARTICLE ONE
                                      NAME

           The name of the corporation is Cap Rock Energy Corporation.

                                   ARTICLE TWO
                                    DURATION

             The period of duration of the corporation is perpetual.

                                  ARTICLE THREE
                                    PURPOSES

      The purpose for which the corporation is organized is to engage in the transaction of any or all lawful business for which corporations may be incorporated under the Texas Business Corporation Act.

                                  ARTICLE FOUR
                                     CAPITAL

      The aggregate number of shares of capital stock that the corporation shall have authority to issue is 50,000,000. All of such shares shall be of the par value of one cent( $.01) per share, shall be of the same class, and shall be designated as "Common Stock."

                                  ARTICLE FIVE
                            COMMENCEMENT OF BUSINESS

      The corporation will not commence business until it has received for the issuance of its shares consideration of the value of One Thousand Dollars ($1,000.00), consisting of money, labor done, or property actually received.

                                   ARTICLE SIX
                           DENIAL OF PREEMPTIVE RIGHTS

      No shareholder shall have, as a shareholder of the corporation, any preemptive right to acquire, purchase, or subscribe for the purchase of any unissued or treasury shares of any class of stock of the corporation, whether now or hereafter authorized, or any bonds, debentures or other securities of the corporation convertible into or exchangeable for, or carrying or accompanied by any rights to acquire, purchase, or subscribe for the purchase of, any such unissued or treasury shares.

                                  ARTICLE SEVEN
                           DENIAL OF CUMULATIVE VOTING

      Cumulative voting in the election of directors or otherwise is hereby expressly prohibited.

                                  ARTICLE EIGHT
                               VOTING LIMITATIONS

      No person or entity will be permitted to vote in any election more than five percent (5%) of all outstanding stock in the corporation regardless of the number of shares of stock in the corporation that is owned or controlled by that person and/or entity.

                                  ARTICLE NINE
                                 INDEMNIFICATION

      The corporation shall indemnify any person who was, is, or is threatened to be made a named defendant or respondent in a proceeding (as hereinafter defined) because the person (a) is or was a director or officer of the corporation or (b) while a director or officer of the corporation, is or was serving at the request of the corporation as a director, officer, partner, venturer, proprietor, trustee, employee, agent, or similar functionary of another foreign or domestic corporation, partnership, joint venture, sole proprietorship, trust, employee benefit plan, or other enterprise, to the fullest extent that a corporation may grant indemnification to a director under the Texas Business Corporation Act, as the same exists or may hereafter be amended.

Articles of Incorporation - page 2

      Such right shall be a contract right and shall include the right to be paid by the corporation expenses incurred in defending any such proceeding in advance of its final disposition to the maximum extent permitted under the Texas Business Corporation Act, as the same exists or may hereafter be amended. If a claim for indemnification or advancement of expenses hereunder is not paid in full by the corporation within 90 days after a written claim has been received by the corporation, the claimant may at any time thereafter bring suit against the corporation to recover the unpaid amount of the claim, and if successfUl in whole or in part, the claimant shall be entitled to be paid also the expenses of prosecuting such claim. It shall be a defense to any such action that such indemnification or advancement of costs of defense are not permitted under the Texas Business Corporation Act, but the burden of proving such defense shall be on the corporation. Neither the failure of the corporation (including its Board of Directors or any committee thereof; special legal counsel, or shareholders) to have made its determination prior to the commencement of such action that indemnification of; or advancement of costs of defense to, the claimant is permissible in the circumstances nor an actual determination by the corporation (including its Board of Directors or any committee thereof, special legal counsel, or shareholders) that such indemnification or advancement is not permissible, shall be a defense to the action or create a presumption that such indemnification or advancement is not permissible.

      The corporation may additionally indemnify any person covered by the grant of mandatory indemnification contained above to such further extent as is permitted by law and may indemnify any other person to the fullest extent permitted by law.

      As used herein, the term "proceeding" means any threatened, pending, or completed action, suit, or proceeding, whether civil, criminal, administrative, arbitrative, or investigative, any appeal in such an action, suit, or proceeding, and any inquiry or investigation that could lead to such an action, suit or proceeding.

                                   ARTICLE TEN
                               LIMITS OF LIABILITY

      A director of the corporation shall not be liable to the corporation or its shareholders for monetary damages for an act or omission in the director's capacity as a director, except that this Article Eleven does not eliminate or limit the liability of a director to the extent the director is found liable for

      (a) a breach of a directors duty of loyalty to the corporation or its shareholders;

      (b) an act or omission not in good faith that constitutes a breach of duty of the director to the corporation or an act or omission that involves intentional misconduct or a knowing violation of the law;

Articles of Incorporation - page 3

      (c) a transaction from which a director received an improper benefit, whether or not the benefit resulted from an action taken within the scope of the director's office, or

      (d) an act or omission for which the liability of a director is expressly provided by an applicable statute.

      Neither the amendment nor repeal of this Article, nor the adoption of any provision of these Articles of Incorporation inconsistent with this Article, shall eliminate or reduce the effect of this Article in respect of any matter occurring, or any cause of action, suit or claim that, but for this Article, would accrue or arise, prior to such amendment, repeal, or adoption of any inconsistent provision. If the Texas Business Corporation Act or the Texas Miscellaneous Corporation Laws Act or any successor act thereto is amended to authorize corporate action further eliminating or limiting the personal liability of directors, then the liability of a director of the corporation shall be eliminated or limited to the fullest extent permitted by the Texas Business Corporation Act or the Texas Miscellaneous Corporation Laws Act, or any successor act thereto, as so amended from time to time.

                                 ARTICLE ELEVEN
                       INITIAL REGISTERED OFFICE AND AGENT

      The street address of the initial registered office of the corporation is 500 West Wall, Suite 400, Midland, Texas 79701, and the name of its initial registered agent at such address is David W. Pruitt.

                                 ARTICLE TWELVE
                                    DIRECTORS

      The initial Board of Directors shall consist of eight (8). The names and addresses of the persons who are to serve as the initial directors of the corporation until the first annual meeting of the shareholders or until their successor or successors are duly elected and qualified are as follows:

         NAME                           ADDRESS
         ----                           -------
         Russell Jones                  2400 South County Road
                                        Midland, TX 79701

         S. D. Buchanan                 Route 1, Box 439
                                        Big Spring, TX 79720

         Alfred J. Schwartz             HC-78, P.O. Box 50
                                        Garden City, TX 79739

Articles of Incorporation - page 4

         Jerry Hoelscher                HC-34 Box 118
                                        Midland, TX 79706

         Newell Tate                    P.O. Box 71
                                        Tarzan, TX 79783

         Robert Holman                  5750 CR 428
                                        Colorado City, TX 79512

         Jerry Swindell                 P.O. Box 115
                                        Celeste, TX 75423

         David W. Pruitt                5001 Los Alamitos
                                        Midland, TX 79705


                                ARTICLE THIRTEEN
                                  INCORPORATOR

      The name and address of the incorporator are Ronald W. Lyon, 4520 Texoma Parkway, Suite L-1, Sherman, Texas 75090.

      IN WITNESS WHEREOF, I have hereunto set my hand this 9th day of December, 1998.


                                        /s/ Ronald W. Lyon
                                        ----------------------------
                                        Ronald W. Lyon, Incorporator

Articles of Incorporation - page 5